Exhibit 10.173

AMD_00243265.0

THIS AMENDMENT (this “Amendment”) dated as of May 15, 2018 (the “Amendment Effective Date”) is made to the Schedules (as defined below) by and between MSCI Inc. (“MSCI”) and BlackRock Fund Advisors (“Licensee”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in each applicable Schedule, as the case may be.

WHEREAS, MSCI and Licensee entered into (i) the Index License Agreement for Funds (internal MSCI reference number: IXF_00040) dated as of March 18, 2000 (the “Agreement”) and (ii) the Schedules or Amendments identified in Attachment 1 hereto (each, a “Schedule” and, collectively, the “Schedules”);

WHEREAS, pursuant to the Schedules, Licensee is authorized to use certain Indexes as the basis of certain Funds, which Indexes are identified as the “original Index” in Attachment 1 hereto; and

WHEREAS, on a date which is expected to occur on or about June 1, 2018 (the “Conversion Date”), Licensee and MSCI wish to replace the “original Index” set forth in Attachment 1 hereto with the “revised Index” as set forth in Attachment 1 hereto as the basis for certain Funds as detailed in the Schedules.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, each of MSCI and Licensee hereby agree to amend the Schedules as follows:

1.

Commencing on the Conversion Date, each of the Schedules is hereby amended so that the “original Index” set forth in Attachment 1 hereto shall be deleted and replaced with the “revised Index” set forth in Attachment 1 hereto.  Licensee shall provide MSCI with prompt written notice of the date on which the Conversion Date occurs.

2.

This Amendment amends and operates in conjunction with each applicable Schedule.  This Amendment, each applicable Schedule and the Agreement constitute the complete and exclusive statement of the agreement between the parties with respect to the subject matter hereof and supersede in full all prior proposals and understandings, oral or written, relating to such subject matter.  To the extent that the terms of this Amendment conflict with the terms of any applicable Schedule or the Agreement, the terms of this Amendment shall control.

3.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict or choice of laws principles.
4.

This Amendment may be executed in counterparts, which taken together, shall constitute one Amendment and each party hereto may execute this Amendment by signing such counterpart; provided that no party shall be bound hereby until the Amendment has been executed and delivered by all parties hereto.  A facsimile or PDF signature of either party to this Amendment shall be deemed an original signature of such party and shall manifest such party’s intention to be bound by this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the Amendment Effective Date set forth above.

MSCI Inc.	BlackRock Fund Advisors
By /s/ Alex Gil	By /s/ Ruth Weiss
Name Alex Gil	Name Ruth Weiss
Title Executive Director	Title Managing Director

AMD_00243265.0

Attachment 1

Ticker	Schedule		original Index	revised Index
	internal MSCI ref. #	Date of Schedule
SUSA	SCA_11043	September 1, 2010	MSCI USA ESG Select Index	MSCI USA Extended ESG Select Index
ESGU	AMD_00208225.0	June 15, 2016	MSCI USA ESG Focus Index	MSCI USA Extended ESG Focus Index
ESGD	AMD_00209563.0 (previous AMD_00200775.0)	July 21, 2016	MSCI EAFE ESG Focus Index	MSCI EAFE Extended ESG Focus Index
ESGE	AMD_00209563.0 (previous AMD_00200775.0)	July 21, 2016	MSCI EM ESG Focus Index	MSCI Emerging Markets Extended ESG Focus Index

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